                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                 June 9, 1997
                      ----------------------------------
                       (Date of earliest event reported)



                              BankAmerica Corporation
                        --------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                          1-7377                94-1681731
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(State or other jurisdiction         (Commission            (I.R.S. Employer
  of incorporation)                  File Number)        Identification Number)


Bank of America Center
555 California Street
San Francisco, California                                    94104
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(Address of principal executive offices)                   (Zip Code)



                                 415-622-3530
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             (Registrant's telephone number, including area code)



4063959
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     Item 5.   Other Events.
               ------------

     BankAmerica Corporation ("BAC") has entered into an agreement to acquire Robertson Stephens & Company Group, L.L.C. ("Robertson Stephens") in a cash transaction consisting of an initial payment of $245 million to the equity-owning "partners" of Robertson Stephens, up to $225 million of compensation over a three-year period to certain Robertson Stephens equity-owning "partners," subject to continued employment, and up to $70 million to be distributed from a cash retention pool as compensation in the form of awards vesting over a four-year period. The transaction is subject to regulatory approvals and the satisfaction or waiver of a number of conditions, and is expected to be completed by the end of 1997. Robertson Stephens is a privately owned investment banking firm based in San Francisco.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                BANKAMERICA CORPORATION
                                                -----------------------
                                                     (Registrant)


Date:  June 9, 1997
                                            By  /s/  JOHN J. HIGGINS
                                                --------------------------
                                                John J. Higgins
                                                Executive Vice President
                                                and Chief Accounting
                                                Officer



4063959

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